Exhibit No. Ex-99.m


                              DISTRIBUTION PLAN OF
                       NATIONWIDE VARIABLE INSURANCE TRUST
                             Effective May 1, 2007*

         Section 1. This Distribution Plan (the "Plan") constitutes the distribution plan for the following classes of the series (each, a "Fund") of Nationwide Variable Insurance Trust (formerly Gartmore Variable Insurance Trust) (the "Trust"):

                  FUND                                                                                     CLASSES
                  ----                                                                                     -------
Nationwide NVIT Global Technology and Communications Fund                                       Class II, Class VI
NVIT Nationwide Fund                                                                                      Class II
Gartmore NVIT Emerging Markets Fund                                                             Class II, Class VI
Gartmore International Growth Fund                                                                        Class II
Nationwide Multi-Manager NVIT Small Cap Growth Fund                                                       Class II
Nationwide Multi-Manager NVIT Small Company Fund                                                          Class II
Nationwide NVIT Global Health Sciences Fund                                                     Class II, Class VI
Nationwide NVIT U.S. Growth Leaders Fund                                                                  Class II
NVIT Nationwide Leaders Fund                                                                              Class II
Nationwide NVIT Global Financial Services Fund                                                            Class II
Gartmore NVIT Global Utilities Fund                                                                       Class II
Gartmore NVIT Worldwide Leaders Fund                                                                      Class II
Nationwide NVIT Government Bond Fund                                                                      Class II
Nationwide Multi-Manager NVIT Small Cap Value Fund                                                        Class II
NVIT International Value Fund                                                                   Class II, Class VI
NVIT S&P 500 Index Fund                                                                                   Class II
NVIT Mid Cap Index Fund                                                                                  Class II
Van Kampen Comstock NVIT Value Fund                                                                       Class II
Nationwide NVIT Mid Cap Growth Fund                                                                       Class II
Gartmore NVIT Developing Markets Fund                                                                     Class II
Nationwide NVIT Money Market Fund II
Nationwide NVIT Investor Destinations Aggressive Fund(1)                                        Class II, Class VI
Nationwide NVIT Investor Destinations Moderately Aggressive Fund(1)                             Class II, Class VI
Nationwide NVIT Investor Destinations Moderate Fund(1)                                          Class II, Class VI
Nationwide NVIT Investor Destinations Moderately Conservative Fund(1)                           Class II, Class VI
Nationwide NVIT Investor Destinations Conservative Fund(1)                                      Class II, Class VI
American Funds NVIT Growth Fund(2)                                                             Class II, Class VII
American Funds NVIT Global Growth Fund(2)                                                      Class II, Class VII
American Funds NVIT Asset Allocation Fund(2)                                                   Class II, Class VII
American Funds NVIT Bond Fund(2)                                                               Class II, Class VII
American Funds NVIT Growth-Income Fund(2)                                                      Class II, Class VII
NVIT Bond Index Fund                                                                           Class II, Class VII
NVIT Small Cap Index Fund                                                                      Class II, Class VII
NVIT Enhanced Income Fund                                                                      Class II, Class VII

                              DISTRIBUTION PLAN OF
                       NATIONWIDE VARIABLE INSURANCE TRUST
                             Effective May 1, 2007*
                                     Page 2

                  FUND                                                                                     CLASSES
                  ----                                                                                     -------
NVIT International Index Fund                                             Class II, Class VI, Class VII, Class VII

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*    As most recently approved at the January 11, 2007 Board Meeting.

----------
(1)  These Funds are collectively known as the "NVIT Investor Destinations
     Funds."
(2)  These Funds are collectively known as the "American Funds NVIT Funds."

The Plan is adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

         Section 2. Subject to the limitations on the payment of asset-based sales charges set forth in Section 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD"), the Funds shall pay amounts not exceeding on an annual basis a maximum amount of:

         (a) 25 basis points (0.25%) of the average daily net assets of the Class II shares of each of the Funds (except Nationwide NVIT Money Market Fund II), all of which will be considered a distribution fee.

         (b) 25 basis points (0.25%) of the average daily net assets of the shares of the Nationwide NVIT Money Market Fund II, all of which will be considered a distribution fee.

         (c) 25 basis points (0.25%) of the average daily net assets of the Class VI shares of the Nationwide NVIT Global Technology and Communications Fund, Nationwide NVIT Global Health Sciences Fund, Gartmore NVIT Emerging Markets Fund, NVIT International Index Fund and NVIT International Value Fund, and each of the Investor Destinations Funds.

         (d) 40 basis points (0.40%) of the average daily net assets of the Class VII shares of each of the American Funds NVIT Funds and the NVIT Bond Index Fund, NVIT International Index Fund, NVIT Small Cap Index Fund and NVIT Enhanced Income Fund.

         (e) 40 basis points (0.40%) of the average daily net assets of the Class VIII shares of NVIT International Index Fund.

These fees will be paid to Nationwide Fund Distributors, LLC (the "Underwriter") for activities or expenses primarily intended to result in the sale or servicing of Fund shares. Distribution fees may be paid to an Underwriter, to an insurance company or its eligible affiliates for distribution activities

                              DISTRIBUTION PLAN OF
                       NATIONWIDE VARIABLE INSURANCE TRUST
                             Effective May 1, 2007*
                                     Page 3

related to the indirect marketing of the Funds to the owners of variable insurance contracts ("contract owners"), or to any other eligible institution. As described above, a distribution fee may be paid pursuant to the Plan for services including, but not limited to:

         (i) Underwriter services including (1) distribution personnel compensation and expenses, (2) overhead, including office, equipment and computer expenses, supplies and travel, (3) procurement of information, analysis and reports related to marketing and promotional activities and (4) expenses related to marketing and promotional activities;

         (ii) Printed documents including (1) fund prospectuses, statements of additional information and reports for prospective contract owners and (2) promotional literature regarding the Fund;

         (iii) Wholesaling services by the Underwriter or the insurance company including (1) training, (2) seminars and sales meetings and (3) compensation;

         (iv) Life insurance company distribution services including (1) fund disclosure documents and reports (2) variable insurance marketing materials, (3) Fund sub-account performance figures,
                  (4) assisting prospective contract owners with enrollment matters, (5) compensation to the salesperson of the variable insurance contract and (6) providing other reasonable help with the distribution of Fund shares to life insurance companies; and

         (v)      Life insurance company contract owner support.

No provision of the Plan shall be interpreted to prohibit any payments by a Fund with respect to shares of such Fund during periods when the Fund has suspended or otherwise limited sales of such shares.

         Section 3. This Plan shall not take effect until it has been approved by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of each of the Funds, if adopted after any public offering of such shares, and by the vote of the Board of Trustees of the Trust, as described in
Section 4 of the Plan.

         Section 4. This Plan shall not take effect with respect to a class of a Fund until it has been approved, together with any related agreements, by votes of the majority of both (a) the Board of Trustees of the Trust and (b) those Trustees of the Trust who are not "interested persons" (as defined in the 1940
Act) of the Trust and who have no direct or indirect financial interest in the operation of

                              DISTRIBUTION PLAN OF
                       NATIONWIDE VARIABLE INSURANCE TRUST
                             Effective May 1, 2007*
                                     Page 4

this Plan or any agreements related to this Plan (the "Rule 12b-1 Trustees"), cast in person at a meeting called for the purpose of voting on this Plan or such agreements.

         Section 5. Unless sooner terminated pursuant to Section 7 or 8, this Plan shall continue in effect with respect to the class of a Fund for a period of one year from the date it takes effect with respect to such class and thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in
Section 4.

         Section 6. Any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to this Plan or any related agreement shall provide to the Board and the Board shall review at least quarterly a written report of the amounts so expended and the purposes for which such expenditures were made.

         Section 7. This Plan may be terminated as to a class of a Fund at any time by vote of a majority of the Rule 12b-1 Trustees, or by vote of a majority of the outstanding affected class of such Fund.

         Section 8. Any agreement with any person relating to the implementation of this Plan shall be in writing, and shall provide:

         A. That such agreement may be terminated at any time with respect to a Class, without payment of any penalty, by vote of a majority of the Rule 12b-1 Trustees or by a vote of a majority of the outstanding Class Shares of the Fund on not more than 60 days written notice to any other party to the agreement; and

         B. That such agreement shall terminate automatically in the event of its assignment.

         Section 9. This Plan may not be amended to increase materially the amount of distribution expenses of a Fund provided for in Section 2 hereof, unless such amendment is approved in the manner provided in Section 3 hereof. No material amendment to this Plan shall be made unless approved in the manner provided for approval of this Plan in Section 4 hereof.

         Section 10. The provisions of the Plan are severable for each class of shares of the Funds and any action required hereunder must be taken separately for each class covered hereby.